LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

First Place Tower
15 East Fifth Street • Suite 3500
Tulsa, Oklahoma 74103-4350
(918) 587-5521 • Fax: (918) 587-2881

February 23, 2012

New Concept Energy, Inc.
1755 Wittington Place, Suite 340
Dallas, Texas 75234

Attn: Mr. Gene Bertcher
Chief Executive Officer

Re: Estimated Reserves and Future Net Revenue
Proved Producing and Undeveloped Reserves
Oil and Gas Properties Owned by
Mountaineer State Energy Inc.

Gentlemen:

In accordance with your request, we have prepared an estimate of net proved producing, non-producing, and undeveloped reserves and the future net revenue to be realized from the interests owned by Mountaineer State Energy Inc. (Mountaineer) in oil and gas properties located in the states of Ohio and West Virginia. Our estimate includes all of Mountaineer's net reserves. The effective date of this estimate is December 31, 2011, and the results are summarized as follows:

RESERVE CLASSIFICATION	ESTIMATED REMAINING NET RESERVES		FUTURE NET REVENUE	
	Oil (BBLS)	Gas (MCF)	TOTAL ($)	Present Worth Disc. @ 10% ($)
Proved Developed				
Producing	19,114	1,067,609	2,798,912	2,086,130
Behind Pipe	37,479	37,479	3,041,251	2,061,230
Sub-Total	56,593	1,105,088	5,840,163	4,147,360
Proved Undeveloped				
Primary	46,849	1,446,849	9,564,566	6,742,064
Total All Reserves	103,442	2,551,937	15,404,729	10,889,424

Note: Totals may not agree with schedules due to roundoff.

Future net revenue is the amount, exclusive of state and federal income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value.

No attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations, nor have costs been included in the event they are not.

This report consists of various summaries. Schedule No. 1 presents summary forecasts by reserve type of annual gross and net production, severance and ad valorem taxes, operating income and net revenue. Schedule No. 2 is a sequential listing of the forecast entities based on discounted future net revenue. A one-line alphabetical listing of the forecast entities is presented on Schedule No. 3. Supplemental data, presented as Schedule No. 4, includes the individual cash flows for the various entities. These are accompanied by production decline curves that show our projections of future producing rates.

BACKGROUND

This estimate is concerned with approximately 140 gas and oil wells of which 115 were selling gas with eight producing oil on the effective date. The remainder were shut-in. These wells are located in two Ohio counties, Athens and Meigs, and the three West Virginia counties of Calhoun, Jackson and Roane. Composite production decline curves have been prepared of gas production (sales) for each of the five counties. These composite decline curves are the "forecast entities" referred to in the preceding paragraphs. Individual production decline curves with cash flows for the eight recently completed Berea oil wells are also included.

CLASSIFICATION OF RESERVES

Reserves assigned to the various wells have been classified as "proved developed" and "proved undeveloped" in accordance with the definitions of the proved reserves as promulgated by the Securities and Exchange Commission (SEC). These are as follows:

Proved Developed Oil and Gas Reserves are reserves that can be recovered with reasonable certainty through existing wells with existing equipment and operating methods. Additional oil and gas to be recovered through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Oil and Gas Reserves are reserves to be recovered with reasonable certainty from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Proved Developed Oil and Gas Reserves are further divided into "proved developed producing" and "proved developed behind pipe" reserves. These are defined as follows:

Proved Developed Producing Reserves are those reserves expected to be recovered from currently producing zones under continuation of present operating methods.

Proved Developed Behind-Pipe Reserves are those reserves currently behind the pipe in existing wells that are considered proved by virtue of successful testing or production in offsetting wells.

ESTIMATION OF RESERVES

All of Mountaineer's active gas wells have been producing for a considerable length of time and all have well-defined production declining trends. Reserves attributable to these wells were based upon extrapolation of these decline trends to an economic limit. Reserves attributable to the oldest of the Berea oil wells were estimated by extrapolation of the production decline trend to the economic limit.

Reserves anticipated from newer wells, behind pipe and/or undeveloped locations were based upon analogy with nearby wells which are producing from the same horizons in the respective areas.

Our estimate of reserves used all methods and procedures considered necessary, under the circumstances, to prepare this report.

FUTURE NET REVENUE

Oil and Gas Income

Income from the recovery and sale of the estimated gas reserves was based on the average of prices received on the first day of each month in 2011 as provided by the staff of Mountaineer. Gas was being sold in both Ohio and West Virginia under contract, and the price used was $5.26 per MCF in Ohio and $5.34 per MCF for gas sold in West Virginia. These prices were held constant, but provisions were made for state severance and ad valorem taxes.

Income from oil sales was also based on the average of prices received the first day of each month in 2011. This price supplied by Mountaineer was $94.98 per barrel and held constant with provisions for state severance and ad valorem taxes. It was also adjusted for historical differences between this price and actual field prices.

Projected produced gas volumes from West Virginia wells were reduced to sales volumes based on actual shrinkage data as provided by Mountaineer.

Operating Expenses

Anticipated monthly expenses were based on actual expenses incurred in 2011 as supplied by Mountaineer. Expenses were not escalated but held constant for the various recovery periods

Future Expenses

As provided by Mountaineer, provisions have been made for future expenses required for drilling and completion of wells drilled to capture the proved undeveloped reserves. These costs have been held constant from current estimates.

GENERAL

The assumptions, data, methods and procedures used are appropriate for the purpose served by the report.

Information upon which this estimate of net reserves and future net revenue has been based was furnished by the staff of Mountaineer or was obtained by us from outside sources we consider to be reliable. This information is assumed to be correct. No attempt has been made to verify title or ownership of the subject properties. Wells were not inspected by a representative of this firm, nor were they tested under our supervision; however, the performance of the majority of the wells was discussed with the employees of Mountaineer.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, compression of gas when needed, market demand, installation of lifting equipment, and remedial work when required. The reserves included in this report have been based upon the assumption that the wells will be operated in a prudent manner under the same conditions existing on the effective date. Actual production results and future well data may yield additional facts, not presently available to us, which may require an adjustment to our estimates.

You should be aware that state regulatory authorities could, in the future, change the allocation of reserves allowed to be produced from a particular well in any reservoir, thereby altering the material premise upon which our reserve estimate may be based.

The projection of cash flow has been made assuming constant prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations are available for inspection in our office.

We appreciate this opportunity to be of service to you.

Very truly yours,

Lee Keeling and Associates, Inc.

LEE KEELING AND ASSOCIATES, INC.

LKA7173

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
ALL PROVED RESERVES

DATE : 02/21/2012
TIME : 09:30:17
DBS : MOUNTAINEER ST7173
SETTINGS : LKA0112
SCENARIO : LKA1211

R E S E R V E S A N D E C O N O M I C S

AS OF DATE: 12/31/2011

--END-- MO-YEAR	GROSS OIL PRODUCTION --MBBLS--	GROSS GAS PRODUCTION --MMCF--	NET OIL PRODUCTION --MBBLS--	NET GAS PRODUCTION --MMCF--	NET OIL PRICE --$/BBL--	NET GAS PRICE --$/MCF--	NET OIL SALES --M$--	NET GAS SALES --M$--	TOTAL NET SALES --M$--
12-2012	23.683	230.138	20.098	201.419	92.980	5.297	1868.677	1066.875	2935.552
12-2013	24.921	376.409	21.324	329.334	92.980	5.313	1982.745	1750.003	3732.748
12-2014	15.505	451.576	13.187	395.125	92.980	5.320	1226.148	2102.073	3328.220
12-2015	11.140	496.408	9.442	434.352	92.980	5.323	877.946	2312.077	3190.023
12-2016	8.606	393.419	7.281	344.237	92.980	5.320	677.005	1831.272	2508.277
12-2017	7.059	242.859	5.927	212.497	92.980	5.309	551.073	1128.130	1679.203
12-2018	5.782	151.063	4.886	132.176	92.980	5.292	454.321	699.528	1153.849
12-2019	4.787	94.587	4.042	82.759	92.980	5.267	375.847	435.926	811.773
12-2020	4.159	82.033	3.514	71.774	92.980	5.260	326.704	377.533	704.236
12-2021	3.600	78.492	3.042	68.676	92.980	5.260	282.810	361.237	644.047
12-2022	3.218	75.158	2.721	65.759	92.980	5.260	253.001	345.892	598.893
12-2023	2.916	72.002	2.471	62.998	92.980	5.260	229.738	331.367	561.105
12-2024	2.667	69.005	2.261	60.375	92.980	5.260	210.212	317.572	527.784
12-2025	2.453	66.152	2.082	57.879	92.980	5.260	193.598	304.442	498.041
12-2026	1.280	37.205	1.063	32.550	92.980	5.260	98.819	171.214	270.032
S TOT	121.730	2916.568	103.341	2551.927	92.980	5.304	9608.645	13535.141	23143.781
AFTER	0.205	0.019	0.101	0.009	92.980	5.260	9.351	0.049	9.400
TOTAL	121.935	2916.587	103.442	2551.937	92.980	5.304	9617.996	13535.190	23153.182

--END-- MO-YEAR	AD VALOREM TAX --M$--	PRODUCTION TAX --M$--	DIRECT OPER EXPENSE --M$--	INTEREST PAID --M$--	CAPITAL REPAYMENT --M$--	EQUITY INVESTMENT --M$--	FUTURE NET CASHFLOW --M$--	CUMULATIVE CASHFLOW --M$--	CUM. DISC. CASHFLOW --M$--
12-2012	29.397	4.729	333.164	0.000	0.000	1317.000	1251.263	1251.263	1178.176
12-2013	28.221	4.865	364.164	0.000	0.000	342.000	2993.498	4244.761	3770.529
12-2014	27.092	3.785	367.164	0.000	0.000	342.000	2588.179	6832.940	5807.829
12-2015	26.008	3.245	367.664	0.000	0.000	342.000	2451.106	9284.046	7561.766
12-2016	24.968	2.901	363.414	0.000	0.000	0.000	2116.994	11401.040	8941.366
12-2017	23.969	2.656	360.414	0.000	0.000	0.000	1292.164	12693.204	9707.227
12-2018	23.010	2.455	352.614	0.000	0.000	0.000	775.770	13468.974	10125.539
12-2019	22.090	2.281	339.614	0.000	0.000	0.000	447.788	13916.762	10345.373
12-2020	21.206	2.146	336.864	0.000	0.000	0.000	344.020	14260.782	10438.392
12-2021	20.358	2.021	331.864	0.000	0.000	0.000	289.804	14550.586	10615.588
12-2022	19.544	1.916	330.864	0.000	0.000	0.000	246.569	14797.155	10706.227
12-2023	18.762	1.822	330.864	0.000	0.000	0.000	209.657	15006.812	10776.291
12-2024	18.012	1.735	330.864	0.000	0.000	0.000	177.173	15183.985	10830.117
12-2025	17.291	1.655	330.864	0.000	0.000	0.000	148.230	15332.215	10871.056
12-2026	9.765	0.920	190.904	0.000	0.000	0.000	68.443	15400.658	10888.518
S TOT	329.694	39.133	5031.300	0.000	0.000	2343.000	15400.658	15400.658	10888.518
AFTER	0.000	0.010	5.320	0.000	0.000	0.000	4.070	15404.728	10889.425
TOTAL	329.694	39.143	5036.620	0.000	0.000	2343.000	15404.728	15404.728	10889.425

	OIL	GAS
GROSS WELLS	17.0	119.0
GROSS ULT., MB & MMF	126.326	12868.610
GROSS CUM., MB & MMF	4.391	9952.023
GROSS RES., MB & MMF	121.935	2916.587
NET RES., MB & MMF	103.442	2551.937
NET REVENUE, M$	9617.996	13535.190
INITIAL PRICE, $	92.980	5.328
INITIAL W.I., PCT.	84.860	87.498

LIFE, YRS.	16.58
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.51
DISCOUNTED PAYOUT, YRS.	0.52
UNDISCOUNTED NET/INVEST.	7.57
DISCOUNTED NET/INVEST.	6.22
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	99.346

P.W. %	P.W., M$
5.00	12800.553
10.00	10889.424
15.00	9436.862
20.00	8300.956
25.00	7391.694
30.00	6649.607
40.00	5516.175
60.00	4078.659
80.00	3216.812
100.00	2648.451

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED DEVELOPED PRODUCING RESERVES

DATE : 02/21/2012
TIME : 09:30:17
DBS : MOUNTAINEER ST7173
SETTINGS : LKA0112
SCENARIO : LKA1211

R E S E R V E S A N D E C O N O M I C S

AS OF DATE: 12/31/2011

--END-- MO-YEAR	GROSS OIL PRODUCTION --MBBLS--	GROSS GAS PRODUCTION --MMCF--	NET OIL PRODUCTION --MBBLS--	NET GAS PRODUCTION --MMCF--	NET OIL PRICE --$/BBL--	NET GAS PRICE --$/MCF--	NET OIL SALES --M$--	NET GAS SALES --M$--	TOTAL NET SALES --M$--
12-2012	8.190	108.804	6.541	95.199	92.980	5.260	608.161	500.745	1108.906
12-2013	4.436	104.453	3.400	91.392	92.980	5.260	316.163	480.721	796.884
12-2014	3.019	100.277	2.262	87.737	92.980	5.260	210.332	461.499	671.830
12-2015	2.216	96.265	1.634	84.227	92.980	5.260	151.945	443.033	594.979
12-2016	1.699	92.412	1.237	80.856	92.980	5.260	115.040	425.302	540.341
12-2017	1.396	88.717	1.015	77.623	92.980	5.260	94.379	408.295	502.674
12-2018	1.067	85.162	0.761	74.513	92.980	5.260	70.739	391.936	462.675
12-2019	0.732	81.751	0.494	71.527	92.980	5.260	45.894	376.233	422.127
12-2020	0.607	78.481	0.405	68.666	92.980	5.260	37.703	361.184	398.887
12-2021	0.444	75.337	0.280	65.915	92.980	5.260	26.063	346.712	372.775
12-2022	0.382	72.322	0.240	63.278	92.980	5.260	22.284	332.840	355.124
12-2023	0.346	69.430	0.220	60.747	92.980	5.260	20.452	319.527	339.980
12-2024	0.315	66.653	0.203	58.317	92.980	5.260	18.864	306.748	325.612
12-2025	0.289	63.988	0.188	55.985	92.980	5.260	17.474	294.479	311.953
12-2026	0.218	36.143	0.133	31.620	92.980	5.260	12.359	166.322	178.681
S TOT	25.356	1220.193	19.013	1067.600	92.980	5.260	1767.851	5615.576	7383.427
AFTER	0.205	0.019	0.101	0.009	92.980	5.260	9.351	0.049	9.400
TOTAL	25.561	1220.213	19.114	1067.609	92.980	5.260	1777.203	5615.625	7392.827

--END-- MO-YEAR	AD VALOREM TAX --M$--	PRODUCTION TAX --M$--	DIRECT OPER EXPENSE --M$--	INTEREST PAID --M$--	CAPITAL REPAYMENT --M$--	EQUITY INVESTMENT --M$--	FUTURE NET CASHFLOW --M$--	CUMULATIVE CASHFLOW --M$--	CUM. DISC. CASHFLOW --M$--
12-2012	29.397	3.034	305.664	0.000	0.000	0.000	770.811	770.811	734.940
12-2013	28.221	2.625	305.664	0.000	0.000	0.000	460.375	1231.186	1133.985
12-2014	27.092	2.420	305.664	0.000	0.000	0.000	336.655	1567.840	1399.264
12-2015	26.008	2.269	303.164	0.000	0.000	0.000	263.537	1831.378	1588.089
12-2016	24.968	2.145	299.664	0.000	0.000	0.000	213.564	2044.942	1727.168
12-2017	23.969	2.042	299.664	0.000	0.000	0.000	176.998	2221.940	1831.855
12-2018	23.010	1.939	294.864	0.000	0.000	0.000	142.862	2364.802	1908.844
12-2019	22.090	1.838	284.864	0.000	0.000	0.000	113.336	2478.138	1964.321
12-2020	21.206	1.757	282.864	0.000	0.000	0.000	93.059	2571.197	2005.714
12-2021	20.358	1.676	277.864	0.000	0.000	0.000	72.877	2644.074	2035.193
12-2022	19.544	1.606	276.864	0.000	0.000	0.000	57.110	2701.184	2056.187
12-2023	18.762	1.541	276.864	0.000	0.000	0.000	42.813	2743.997	2070.494
12-2024	18.012	1.478	276.864	0.000	0.000	0.000	29.258	2773.255	2079.383
12-2025	17.291	1.418	276.864	0.000	0.000	0.000	16.379	2789.634	2083.906
12-2026	9.765	0.604	162.904	0.000	0.000	0.000	5.208	2794.842	2085.223
S TOT	329.694	28.591	4230.300	0.000	0.000	0.000	2794.842	2794.842	2085.223
AFTER	0.000	0.010	5.320	0.000	0.000	0.000	4.070	2798.912	2086.130
TOTAL	329.694	28.602	4235.620	0.000	0.000	0.000	2798.912	2798.912	2086.130

	OIL	GAS
GROSS WELLS	0.0	115.0
GROSS ULT., MB & MMF	29.952	11172.236
GROSS CUM., MB & MMF	4.391	9952.023
GROSS RES., MB & MMF	25.561	1220.213
NET RES., MB & MMF	19.114	1067.609
NET REVENUE, M$	1777.203	5615.625
INITIAL PRICE, $	92.980	5.281
INITIAL N.I., PCT.	79.867	87.496

LIFE, YRS.	15.58
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.00
DISCOUNTED PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	0.00
DISCOUNTED NET/INVEST.	0.00
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	96.976

P.W. %	P.W., M$
5.00	2384.577
10.00	2086.130
15.00	1862.546
20.00	1689.431
25.00	1551.633
30.00	1439.383
40.00	1267.255
60.00	1044.198
80.00	904.097
100.00	806.632

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED BEHIND-PIPE RESERVES

DATE : 02/21/2012
TIME : 09:30:17
DBS : MOUNTAINEER ST7173
SETTINGS : LKA0112
SCENARIO : LKA1211

R E S E R V E S A N D E C O N O M I C S

AS OF DATE: 12/31/2011

END MO-YEAR	GROSS OIL PRODUCTION MBBLS	GROSS GAS PRODUCTION MMCF	NET OIL PRODUCTION MBBLS	NET GAS PRODUCTION MMCF	NET OIL PRICE $/BBL	NET GAS PRICE $/MCF	NET OIL SALES M$	NET GAS SALES M$	TOTAL NET SALES M$
12-2012	3.918	3.918	3.428	3.428	92.980	5.260	318.766	18.033	336.799
12-2013	10.477	10.477	9.168	9.168	92.980	5.260	852.406	48.222	900.628
12-2014	6.068	6.068	5.309	5.309	92.980	5.260	493.668	27.927	521.596
12-2015	4.236	4.236	3.707	3.707	92.980	5.260	344.663	19.498	364.161
12-2016	3.235	3.235	2.831	2.831	92.980	5.260	263.187	14.889	278.076
12-2017	2.606	2.606	2.280	2.280	92.980	5.260	211.987	11.992	223.980
12-2018	2.175	2.175	1.903	1.903	92.980	5.260	176.931	10.009	186.940
12-2019	1.862	1.862	1.629	1.629	92.980	5.260	151.480	8.569	160.049
12-2020	1.625	1.625	1.422	1.422	92.980	5.260	132.196	7.479	139.675
12-2021	1.439	1.439	1.259	1.259	92.980	5.260	117.102	6.625	123.727
12-2022	1.290	1.290	1.129	1.129	92.980	5.260	104.980	5.939	110.919
12-2023	1.168	1.168	1.022	1.022	92.980	5.260	95.041	5.377	100.418
12-2024	1.066	1.066	0.933	0.933	92.980	5.260	86.751	4.908	91.658
12-2025	0.980	0.980	0.858	0.858	92.980	5.260	79.735	4.511	84.246
12-2026	0.687	0.687	0.601	0.601	92.980	5.260	55.903	3.163	59.066
S TOT	42.833	42.833	37.479	37.479	92.980	5.260	3484.797	197.139	3681.936
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	42.833	42.833	37.479	37.479	92.980	5.260	3484.797	197.139	3681.936

END MO-YEAR	AD VALOREM TAX M$	PRODUCTION TAX M$	DIRECT OPER EXPENSE M$	INTEREST PAID M$	CAPITAL REPAYMENT M$	EQUITY INVESTMENT M$	FUTURE NET CASHFLOW M$	CUMULATIVE CASHFLOW M$	CUM. DISC. CASHFLOW M$
12-2012	0.000	0.429	6.000	0.000	0.000	300.000	30.370	30.370	33.420
12-2013	0.000	1.146	24.000	0.000	0.000	0.000	875.482	905.852	792.274
12-2014	0.000	0.664	24.000	0.000	0.000	0.000	496.932	1402.784	1183.849
12-2015	0.000	0.463	24.000	0.000	0.000	0.000	339.698	1742.482	1427.192
12-2016	0.000	0.354	24.000	0.000	0.000	0.000	253.722	1996.204	1592.423
12-2017	0.000	0.285	24.000	0.000	0.000	0.000	199.695	2195.899	1710.647
12-2018	0.000	0.238	24.000	0.000	0.000	0.000	162.702	2358.601	1798.214
12-2019	0.000	0.204	24.000	0.000	0.000	0.000	135.846	2494.447	1864.680
12-2020	0.000	0.178	24.000	0.000	0.000	0.000	115.497	2609.944	1916.053
12-2021	0.000	0.157	24.000	0.000	0.000	0.000	99.569	2709.513	1956.315
12-2022	0.000	0.141	24.000	0.000	0.000	0.000	86.778	2796.291	1988.215
12-2023	0.000	0.128	24.000	0.000	0.000	0.000	76.290	2872.581	2013.710
12-2024	0.000	0.117	24.000	0.000	0.000	0.000	67.542	2940.123	2034.229
12-2025	0.000	0.107	24.000	0.000	0.000	0.000	60.138	3000.261	2050.838
12-2026	0.000	0.073	18.000	0.000	0.000	0.000	40.991	3041.251	2061.230
S TOT	0.000	4.685	336.000	0.000	0.000	300.000	3041.251	3041.251	2061.230
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	3041.251	2061.230
TOTAL	0.000	4.685	336.000	0.000	0.000	300.000	3041.251	3041.251	2061.230

	OIL	GAS
GROSS WELLS	4.0	0.0
GROSS ULT., MB & MMF	42.833	42.833
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	42.833	42.833
NET RES., MB & MMF	37.479	37.479
NET REVENUE, M$	3484.797	197.139
INITIAL PRICE, $	92.980	5.260
INITIAL N.I., PCT.	87.500	87.500

LIFE, YRS.	15.00
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.91
DISCOUNTED PAYOUT, YRS.	0.89
UNDISCOUNTED NET/INVEST.	11.14
DISCOUNTED NET/INVEST.	8.33
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	2463.617
10.00	2061.230
15.00	1767.580
20.00	1544.976
25.00	1370.553
30.00	1230.513
40.00	1019.579
60.00	754.555
80.00	595.154
100.00	489.175

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED UNDEVELOPED RESERVES

DATE : 02/21/2012
TIME : 09:30:17
DBS : MOUNTAINEER SY7173
SETTINGS : LEA0112
SCENARIO : LEA1211

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 12/31/2011

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---
12-2012	11.575	117.476	10.129	102.792	92.980	5.332	941.751	548.097	1489.848
12-2013	10.007	261.479	8.756	228.794	92.980	5.337	814.177	1221.060	2035.236
12-2014	6.418	345.232	5.616	302.078	92.980	5.339	522.148	1612.647	2134.794
12-2015	4.687	395.907	4.101	346.418	92.980	5.339	381.338	1849.546	2230.883
12-2016	3.672	297.772	3.213	260.550	92.980	5.339	298.778	1391.081	1689.859
12-2017	3.008	151.536	2.632	132.594	92.980	5.338	244.707	707.843	952.550
12-2018	2.540	63.726	2.223	55.760	92.980	5.337	206.652	297.583	504.234
12-2019	2.194	10.974	1.919	9.603	92.980	5.324	178.473	51.124	229.597
12-2020	1.927	1.927	1.686	1.686	92.980	5.260	156.804	8.871	165.675
12-2021	1.716	1.716	1.502	1.502	92.980	5.260	139.645	7.900	147.545
12-2022	1.545	1.545	1.352	1.352	92.980	5.260	125.736	7.113	132.849
12-2023	1.404	1.404	1.229	1.229	92.980	5.260	114.244	6.463	120.707
12-2024	1.286	1.286	1.125	1.125	92.980	5.260	104.597	5.917	110.515
12-2025	1.185	1.185	1.037	1.037	92.980	5.260	96.389	5.453	101.842
12-2026	0.376	0.376	0.329	0.329	92.980	5.260	30.557	1.729	32.286
S TOT	53.541	1653.542	46.849	1446.849	92.980	5.337	4355.996	7722.425	12078.421
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
TOTAL	53.541	1653.542	46.849	1446.849	92.980	5.337	4355.996	7722.425	12078.421

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---
12-2012	0.000	1.266	21.500	0.000	0.000	1017.000	450.082	450.082	409.816
12-2013	0.000	1.095	34.500	0.000	0.000	342.000	1657.642	2107.723	1844.270
12-2014	0.000	0.702	37.500	0.000	0.000	342.000	1754.593	3862.316	3224.715
12-2015	0.000	0.513	40.500	0.000	0.000	342.000	1847.871	5710.187	4546.484
12-2016	0.000	0.402	39.750	0.000	0.000	0.000	1649.708	7359.895	5621.774
12-2017	0.000	0.329	36.750	0.000	0.000	0.000	915.471	8275.365	6164.624
12-2018	0.000	0.278	33.750	0.000	0.000	0.000	470.206	8745.572	6418.479
12-2019	0.000	0.240	30.750	0.000	0.000	0.000	198.607	8944.179	6516.371
12-2020	0.000	0.211	30.000	0.000	0.000	0.000	135.464	9079.643	6576.625
12-2021	0.000	0.188	30.000	0.000	0.000	0.000	117.357	9197.000	6624.079
12-2022	0.000	0.169	30.000	0.000	0.000	0.000	102.680	9299.680	6661.825
12-2023	0.000	0.154	30.000	0.000	0.000	0.000	90.554	9390.234	6692.086
12-2024	0.000	0.141	30.000	0.000	0.000	0.000	80.374	9470.608	6716.504
12-2025	0.000	0.130	30.000	0.000	0.000	0.000	71.713	9542.321	6736.310
12-2026	0.000	0.041	10.000	0.000	0.000	0.000	22.245	9564.566	6742.064
S TOT	0.000	5.856	465.000	0.000	0.000	2043.000	9564.566	9564.566	6742.064
AFTER	0.000	0.000	0.000	0.000	0.000	0.000	0.000	9564.566	6742.064
TOTAL	0.000	5.856	465.000	0.000	0.000	2043.000	9564.566	9564.566	6742.064

	OIL	GAS
GROSS WELLS	5.0	4.0
GROSS ULT., MB & MMF	53.541	1653.542
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	53.541	1653.542
NET RES., MB & MMF	46.849	1446.849
NET REVENUE, M$	4355.996	7722.425
INITIAL PRICE, $	92.980	5.338
INITIAL W.I., PCT.	87.500	87.500

LIFE, YRS.	14.50
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.69
DISCOUNTED PAYOUT, YRS.	0.71
UNDISCOUNTED NET/INVEST.	5.68
DISCOUNTED NET/INVEST.	4.73
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	7952.358
10.00	6742.064
15.00	5806.736
20.00	5066.649
25.00	4469.508
30.00	3979.731
40.00	3229.341
60.00	2279.906
80.00	1717.561
100.00	1352.644

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES

MAXIMUM TO MINIMUM DISCOUNT NET REVENUE AS OF DECEMBER 31, 2011

(SORTED BY RESERVE CATEGORY, DFNR)

ARIES I.D.	LEASE	RESERVE CATEGORY	STATE	COUNTY	FIELD	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
PROVED DEVELOPED PRODUCING RESERVES													
172	MEIGS CO., OHIO - COMPOSITE	1PDP	OH	MEIGS		2.305	1,219.837	2.017	1,067.357	1.000000	0.875000	1,456.890	983.715
11	JIM ROUSH 178	1PDP	OH	MEIGS		5.140	0.064	4.500	0.056	1.000000	0.875000	363.236	307.482
1	MYERS # 401 BEREA WELL	1PDP	OH	MEIGS		8.447	0.199	4.139	0.098	0.560000	0.490000	328.203	234.062
8	JIM BERNARD 167	1PDP	OH	MEIGS		3.098	0.000	2.711	0.000	1.000000	0.875000	208.268	177.789
6	JAY BLACKWOOD 165	1PDP	OH	MEIGS		3.003	0.049	2.627	0.043	1.000000	0.875000	201.754	172.548
7	LLOYD BLACKWOOD 166	1PDP	OH	MEIGS		2.323	0.042	2.033	0.037	1.000000	0.875000	160.191	138.301
2	GUAL # 402 BEREA	1PDP	OH	MEIGS		1.242	0.022	1.087	0.019	1.000000	0.875000	79.567	72.234
169	ROANE CO., WV - COMPOSITE	1PDP	WV	ROANE		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
170	JACKSON CO., WV - COMPOSITE	1PDP	WV	JACKSON		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
10	JON GREUSSER 169	1PDP	OH	MEIGS		0.000	0.000	0.000	0.000	0.000000	0.000000	0.000	0.000
9	MARY SHEETS 168	1PDP	OH	MEIGS		0.000	0.000	0.000	0.000	0.000000	0.000000	0.000	0.000
171	CALHOUN CO., WV - COMPOSITE	1PDP	WV	CALHOUN		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
168	ATHENS CO., OHIO - COMPOSITE	1PDP	OH	ATHENS		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
	TOTAL PROVED DEVELOPED PRODUCING RESERVES					25.561	1,220.212	19.114	1,067.609			2,798.912	2,086.130
PROVED BEHIND-PIPE RESERVES													
12	CALAWAY # 1 - 147 (PBP)	3PBP	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	760.313	529.137
221	KARL RUSSELL #273 (PBP)	3PBP	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	760.313	520.609
222	ROGER GAUL #274 (PBP)	3PBP	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	760.313	511.107
220	CARL FINDING #124 (PBP)	3PBP	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	760.313	500.377
	TOTAL PROVED BEHIND-PIPE RESERVES					42.833	42.833	37.479	37.479			3,041.252	2,061.230
PROVED UNDEVELOPED RESERVES (5)													
216	ORISKANY PUD 1	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,515.750	1,248.310

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

RUN DATE 2-21-2012

EXHIBIT 99.1